Exhibit 32.1

Hungarian Telephone and Cable Corp.

Certification of Chief Executive Officer

I, Torben V. Holm, President and Chief Executive Officer of Hungarian Telephone and Cable Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

To the best of my knowledge and belief, based upon a review of this annual report on Form 10-K of Hungarian Telephone and Cable Corp. for the fiscal year ended December 31, 2005, and, except as corrected or supplemented in a subsequent report:

•	this annual report of Hungarian Telephone and Cable Corp. on Form 10-K for the fiscal year ended December 31, 2005 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in this annual report on Form 10-K of Hungarian Telephone and Cable Corp. for the fiscal year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Hungarian Telephone and Cable Corp.

By:	/s/ Torben V. Holm
Torben V. Holm
President and Chief Executive Officer
February 27, 2006